UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2015

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Great America Parkway

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 8, 2015, Palo Alto Networks, Inc. (the “Company”) and Flextronics Telecom Systems Ltd. (the “Flextronics”) entered into an Amended and Restated Flextronics Manufacturing Services Agreement (the “Agreement”) that replaces in its entirety the existing Flextronics Manufacturing Services Agreement dated September 20, 2010 between the Company and Flextronics. Pursuant to the Agreement, Flextronics will continue to manufacture and assemble the Company’s products using design specifications, quality assurance and related service programs, and standards that the Company establishes, and procure components and assemble the Company’s products based on the Company’s demand forecasts.

The Agreement has an initial term of three years, which is automatically renewed for one-year terms, unless terminated by either party giving 180 days or more notice prior to the end of the term or upon written notice, subject to applicable cure periods, if the other party has materially breached its obligations under the agreement.

The foregoing description of the Agreement does not purport to be complete and is subject to, qualified in its entirety by, the text of the Agreement attached here to as Exhibit 10.1. Portions of the Agreement have been omitted in accordance with a request for confidential treatment that the Company submitted with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1*	Amended and Restated Flextronics Manufacturing Services Agreement, dated December 8, 2015, by and between Flextronics Telecom Systems Ltd. and the Company.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. These portions have been omitted and submitted separately to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

By:	/s/ Mark D. McLaughlin
Mark D. McLaughlin President and Chief Executive Officer

Date: December 14, 2015

INDEX TO EXHIBITS

Exhibit Number	Description of Document

10.1*	Amended and Restated Flextronics Manufacturing Services Agreement, dated December 8, 2015, by and between Flextronics Telecom Systems Ltd. and the Company.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. These portions have been omitted and submitted separately to the Securities and Exchange Commission.